                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement              [_] Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12


                              Antares Pharma, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
    (5) Total fee paid:

-------------------------------------------------------------------------------

    [_] Fee paid previously with preliminary materials.

    [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

-------------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
    (3) Filing Party:

-------------------------------------------------------------------------------
    (4) Date Filed:

-------------------------------------------------------------------------------

                              ANTARES PHARMA, INC.
                       707 Eagleview Boulevard, Suite 414
                            Exton, Pennsylvania 19341
                               ph. (610) 458-6200

                                                                   April 7, 2003

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of Antares Pharma, Inc. to be held at 10:00 a.m., local time, on Monday, May 5, 2003, at our corporate offices at 707 Eagleview Boulevard, Suite 414, Exton, Pennsylvania 19341.

At the special meeting, we will ask you to approve the issuance of shares of our common stock issuable upon conversion and exercise of certain debentures and warrants we recently sold and to approve an amendment to our Third Amended and Restated Articles of Incorporation increasing the number of authorized shares of our common stock from 30,000,000 to 100,000,000. The enclosed Notice of Special Meeting and Proxy Statement describe these matters in greater detail. Our Board of Directors unanimously recommends that you vote in favor of the proposals.

Only shareholders of record at the close of business on Friday, March 14, 2003 are entitled to notice of and to vote at the special meeting and any adjournment thereof.

We hope you will join us at the special meeting, but we know that every shareholder may not be able to do so. Whether or not you plan to attend, please complete and return your signed proxy card as soon as possible.

                                         Sincerely,



                                         Roger G. Harrison, Ph.D.
                                         Chief Executive Officer

                              ANTARES PHARMA, INC.
                       707 Eagleview Boulevard, Suite 414
                            Exton, Pennsylvania 19341
                               ph. (610) 458-6200

NOTICE IS HEREBY GIVEN of a special meeting of shareholders of Antares Pharma, Inc., a Minnesota corporation.

Date & Time:               Monday, May 5, 2003 at 10:00 a.m. local time

Place:                     Antares Pharma, Inc.
                           707 Eagleview Boulevard
                           Suite 414
                           Exton, Pennsylvania 19341
                           ph. (610) 458-6200

Items of Business:         1. To approve the issuance of shares of our common
                           stock upon the conversion of our 8% Senior Secured
                           Convertible Debentures, our Amended and Restated 8%
                           Senior Secured Convertible Debentures, and the exercise of warrants, each of which were recently issued in a private transaction.

                           2. To approve the proposed amendment to our Third Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock from 30,000,000 to 100,000,000.

Record Date:               All shareholders of record as of the close of
                           business on Friday, March 14, 2003, will be entitled to vote at the special meeting.

Your attention is directed to the enclosed proxy statement. Whether or not you intend to attend the special meeting, please complete, sign and return the proxy card in the enclosed, postage prepaid and addressed envelope.

                                        By order of the Board of Directors,



                                        Lawrence M. Christian
                                        Secretary

April 7, 2003

                               PROXY STATEMENT OF
                              ANTARES PHARMA, INC.
                       707 Eagleview Boulevard, Suite 414
                            Exton, Pennsylvania 19341
                               ph. (610) 458-6200

                                   ----------

                   Special Meeting of Shareholders to be held
                                   May 5, 2003

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Antares Pharma, Inc. to be used at a special meeting of our shareholders to be held on Monday, May 5, 2003. This proxy statement is first being sent to shareholders on or about Monday, April 7, 2003. Each shareholder who signs and returns a proxy card in the form enclosed with this proxy statement may revoke the same at any time prior to use by giving notice of such revocation to us in writing prior to the meeting or in person at the special meeting. Unless so revoked, the shares represented by such proxy will be voted at the special meeting and at any adjournment thereof in the manner specified. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke the proxy. If no direction is made, the proxy will be voted for the proposal to approve the issuance of common stock pursuant to the conversion or exercise of the debentures and warrants and for the proposal to increase the number of our authorized shares of common stock, both of which proposals are discussed below. Only shareholders of record at the close of business on Friday, March 14, 2003, will be entitled to vote at the special meeting or any adjournment thereof.

         Each item of business to be presented at the special meeting must be approved by the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on that item of business. Votes cast by proxy or in person at the special meeting will be tabulated by the election inspector appointed for the special meeting, and such inspector will determine whether a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tablulating votes cast on proposals presented to shareholders for a vote, but as unvoted for purposes of determining the approval of the matter from which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

         Pursuant to a letter to the Xmark funds and SDS, dated January 29, 2003, Dr. Jacques Gonella, our principal shareholder, agreed to vote his shares in favor of the proposal to approve the issuance of shares of our common stock upon conversion and exercise of the debentures and warrants. Dr. Gonella currently owns approximately 53% of our common stock. As of the close of business on the record date, Friday, March 14, 2003, 11,877,506 shares of our common stock were outstanding. Each share of common stock is entitled to one vote. Cumulative voting is not permitted.

                                  INTRODUCTION

         The special meeting is being called to approve the issuance of shares of our common stock upon the conversion of debentures and the exercise of warrants we issued in a recent transaction and to approve an amendment to our Third Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock from 30,000,000 to 100,000,000, both of which are described below in greater detail.

              PROPOSAL TO APPROVE THE ISSUANCE OF COMMON STOCK UPON
               CONVERSION AND EXERCISE OF DEBENTURES AND WARRANTS
                             (Item 1 on proxy card)

         APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF 8% SENIOR SECURED CONVERTIBLE DEBENTURES AND AMENDED AND RESTATED 8% SENIOR SECURED CONVERTIBLE DEBENTURES AND UPON EXERCISE OF WARRANTS ISSUED WITH SUCH DEBENTURES PURSUANT TO NASD RULE 4350.

Summary of Sale of Convertible Debentures and Warrants

         On February 7, 2003, we completed a restructuring of our 10% debentures previously sold to four primary investors. Specifically, as part of this restructuring, on January 24, 2003 and January 31, 2003, we borrowed an aggregate of $621,024.92 from Xmark Fund, L.P. and Xmark Fund, Ltd. We used the proceeds of these borrowings to repurchase $476,824.92 of the 10% debentures previously sold to two of the original four primary holders, including accrued interest, and to pay a repurchase premium of $144,200.00 to the holders of these repurchased 10% debentures. Thereafter, in exchange for the surrender and cancellation of the promissory notes we issued when we borrowed these funds, we issued to the Xmark funds 8% Senior Secured Convertible Debentures in the same principal amount as the promissory notes. We also issued Amended and Restated 8% Senior Secured Convertible Debentures in the aggregate principal amount of $992,230.37 to the Xmark funds and to SDS Merchant Fund, LP, another of the original four primary holders of the 10% debentures, in exchange for the surrender by them of their 10% debentures. All of the 8% debentures that we issued in connection with this restructuring transaction contain identical terms, provisions and conditions, and contain substantially the same terms as the 10% debentures, except that the 8% debentures include a fixed conversion price of $.50 per share (subject to customary anti-dilution provisions described below) and an interest rate of 8% per annum. We granted a senior security interest in substantially all of our assets to the holders of the 8% debentures.

         In connection with this restructuring, we also issued to the Xmark funds and SDS five-year warrants to purchase an aggregate of 2,932,500 shares of our common stock at an exercise price of $.55 per share (subject to customary anti-dilution provisions described below). Following the effective date of the registration statement we are obligated to file to register the resale of the shares of our common stock issuable upon exercise of the warrants, we may redeem the warrants, in full but not in part, if the closing bid price of our common stock has been greater than $3.50 for 30 consecutive trading days, and the trading volume during such 30-day period is at least 1,200,000. In the event we redeem the warrants, we must pay to the Xmark funds and SDS a price equal to the then-effective warrant price multiplied by the number of shares of common stock for which the warrants are then exercisable. We are required to give 30 days' notice of our intention to redeem, during which period, the warrantholders will continue to have the right to exercise the warrants.

         We are also required to file a registration statement on Form S-3 with the Securities and Exchange Commission to register the shares of our common stock issuable upon conversion of the debentures. We filed this registration statement on March 21, 2003.

Why We Need Shareholder Approval

         Because our common stock is listed on the Nasdaq SmallCap Market, we are subject to the Marketplace Rules of the National Association of Securities Dealers, Inc. (NASD). Marketplace Rule 4350(i)(1)(D) requires shareholder approval for any sale, issuance or potential issuance of our common stock (or securities convertible into or exercisable for our common stock) at a price less than the greater of book or market value where the amount of stock being issued exceeds 20% of the common stock or 20% of the voting power outstanding before the issuance. By their terms, the debentures and warrants are initially convertible and exercisable into an aggregate of 6,159,011 shares of our common stock, or approximately 52% of the total shares outstanding on the record date. Each of the debentures and warrants contain customary anti-dilution provisions, which could result in the issuance of additional shares of our common stock. If we obtain shareholder approval, there is no limit on the number of shares that could be issued upon conversion of the debentures or exercise of the warrants, and such issuance of shares of common stock will no longer be subject to shareholder approval under Rule 4350.

Conversion and Exercise

         The holders of the debentures and the warrants are entitled to convert or exercise their debentures or warrants into shares of common stock at any time. To the extent the debentures or warrants are converted into or exercised to purchase shares of common stock, the total number of our outstanding shares would increase, and the sale of these shares could decrease the price of our common stock.

Effect of Merger, Consolidation, Disposition of Assets, Recapitalization or Reorganization

         In the event we sell, convey or dispose of all or substantially all of our assets or effect a merger transaction in which we are not the survivor, or we complete any exchange of shares, recapitalization or reorganization, the holders of the debentures will have the right to receive, upon conversion of the debentures, such stock, securities or assets they would have been entitled to receive had they fully converted the debentures immediately prior to the transaction. Additionally, in effecting any such transaction, we must make provisions to ensure that all of the provisions of the debentures (including provisions regarding adjustment of the conversion price and of the number of shares of common stock issuable upon conversion of the debentures) continue to apply following any such transaction. Before effecting any such transaction, we must give to the debenture holders 30 days prior written notice, to the extent practicable (but in no event less that 15 days prior written notice), of the special meeting of shareholders being called to approve the transaction. Additionally, the successor or acquiring entity in any such transaction must agree in writing to assume the obligations described in this paragraph.

Anti-Dilution Provisions

         During the time the debentures and warrants are outstanding, if we issue or sell any shares of our common stock for a per share consideration that is less than the debenture conversion price or warrant exercise price then in effect, such issuance will act to immediately reduce the conversion price and warrant exercise price to such lower per share price.

Events of Default

         The following constitute events of default under the debentures:

         o        our failure to pay principal or interest when due

         o our failure to issue shares of common stock upon receipt of a notice of conversion by the holders of the debentures

         o our failure to file a registration statement registering the shares of common stock issuable upon conversion of the debentures and exercise of the warrants within 30 days following the close of the sale of the debentures and warrants, or our failure to use our best efforts to obtain effectiveness of such registration statement (the 30-day filing requirement was subsequently waived by the Xmark funds and SDS, provided that we file the registration statement by March 21, 2003)

         o our breach of selected material covenants or material terms of the debentures or the purchase agreement related to the debentures

         o our breach of any representation or warranty made by us in connection with the issuance of the debentures

         o we make an assignment for the benefit of creditors or apply for or consent to the appointment of a receiver or trustee for a substantial part of our property or business

         o any money judgment is entered against us for more than $50,000 and remains unvacated, unbonded or unstayed for a period of 20 days

         o bankruptcy, insolvency, reorganization or liquidation proceedings are instituted by or against us

         o our common stock is delisted (on November 29, 2002, we received a notice from Nasdaq that our stock will be delisted from the Nasdaq SmallCap Market if our stock price does not exceed $1.00 per share for ten consecutive trading days prior to May 28, 2003; and on March 24, 2003, we received a notice from Nasdaq that we do not meet Nasdaq's continued listing requirements and our stock will be delisted if we do not submit to Nasdaq by April 7, 2003 an acceptable plan to regain compliance with continued listing requirements)

         o we default on any indebtedness in excess of $25,000 to a third party


Upon the occurrence of any of the above events of default, at the option of the debenture holders (except in the event of bankruptcy or receivership, in which case the debentures automatically become due and payable), the debentures become immediately due and payable. In such event, we must pay an amount equal to 130% of the sum of the outstanding principal amount plus accrued and unpaid interest. If we fail to pay this amount within five business days of written notice from the debenture holders, the debenture holders may require us to issue to them the number of shares of our common stock equal to default amount owed to them divided by the then existing conversion price.

Maturity

         The debentures mature on March 31, 2004.

Voting Rights

         Other than as required by law, the holders of the debentures have no voting rights until they convert, whereupon they will have the same rights as all other holders of our common stock.

         OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF 8% SENIOR SECURED CONVERTIBLE DEBENTURES AND AMENDED AND RESTATED 8% SENIOR SECURED CONVERTIBLE DEBENTURES AND UPON EXERCISE OF WARRANTS ISSUED WITH SUCH DEBENTURES PURSUANT TO NASD RULE 4350.

                PROPOSAL TO AMEND OUR THIRD AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                             (Item 2 on proxy card)

         APPROVAL OF THE PROPOSED AMENDMENT TO OUR THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 30,000,000 TO 100,000,000.

         Our Third Amended and Restated Articles of Incorporation authorize the issuance of 30,000,000 shares of common stock, $.01 par value, and 3,000,000 shares of preferred stock. As of March 14, 2003, there were 11,877,506 shares of our common stock issued and outstanding and 1,350 shares of preferred stock issued and outstanding. Additionally, as of March 14, 2003, there were 24,096,996 shares of our common stock reserved for issuance pursuant to our stock option plans, outstanding warrants and debentures, committed grants of stock and the conversion of the Series A Preferred Stock.

         The proposed amendment to Article 3 of our Third Amended and Restated Articles of Incorporation recommended by our Board of Directors, would increase the number of shares of common stock that we are authorized to issue from 30,000,000 to 100,000,000. If the amendment is approved by the shareholders, section 1 of Article 3 of our Third Amended and Restated Articles of Incorporation, as amended, would read as follows:

         "The total number of shares of capital stock which the corporation is authorized to issue shall be 103,000,000 shares, consisting of 100,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 3,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock")."

         Our Board of Directors desires to increase the authorized number of shares of common stock to enhance our flexibility in connection with possible future actions, such as equity financings, mergers, acquisitions of property, stock splits, stock dividends, use in employee benefit plans, or other corporate purposes. Having such authorized shares available for issuance would allow shares of common stock to be issued without the expense and delay of a special shareholders' meeting. The additional shares of common stock would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock currently outstanding and would result in considerable dilution to existing shareholders.

         If the proposed amendment is approved, the additional shares of common stock would be available for issuance without further action by the shareholders, unless such action is required by applicable law, the rules of the National Association of Securities Dealers, Inc., or any stock exchange on which our securities may be listed.

         At the date of this proxy statement, except as described herein under "Proposal to Approve the Issuance of Common Stock Upon Conversion and Exercise of Debentures and Warrants," our Board of Directors has not authorized the issuance of any additional shares of our common stock, and we have no agreements or commitments with respect to the sale or issuance of any shares of our common stock beyond the number currently authorized. However, we are currently in discussions with several third parties regarding potential transactions which, if consummated, would result in us issuing a substantial number of additional shares of our common stock. Additionally, we are continually reviewing opportunities to raise additional capital, and such transactions generally involve the issuance of our common stock. The proposal to increase the authorized number of shares of common stock may be considered as having the effect of discouraging attempts to takeover control of our company and issuances of additional shares could have the effect of diluting per share earnings and book value of existing shares.

         OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO OUR THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 30,000,000 TO 100,000,000.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

      The following table sets forth certain information concerning beneficial ownership of our common stock as of March 14, 2003, with respect to (i) all persons known to be the beneficial owners of more than 5% of the outstanding shares of such stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all directors and executive officers as a group.

                                                 Shares            Percentage       Outstanding
                                              Beneficially       of Outstanding       Options &
      Name of Beneficial Owner                  Owned(1)             Shares         Warrants (2)
Dr. Jacques Gonella (3) (4)                     3,364,886             28.3%             25,000
Permatec Holding AG (3) (5)                     2,900,000             24.4%                 --
Franklin Pass, M. D.  (4)                         174,217              1.4%            169,017
Dr. Roger Harrison (4)                            105,406              1.0%              5,625
James Clark (4)                                    22,000              *                25,000
Dr. Philippe Dro (4)                               20,000              *                25,000
John Gogol  (4)                                    20,000              *                25,000
Jacques Rejeange (4)                               20,000              *                25,000
Lawrence Christian (4)                             68,375              1.0%             58,500
Dr. Dario Carrara   (4)                            42,675              *                67,500
Dr. Peter Sadowski (4)                             84,382              1.0%            105,907
All directors and executive officers
     as a group (11 persons) (3)                6,821,942             55.4%            531,550

----------
*  Less than 1%.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 14, 2003, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, we believe that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of common stock indicated.
(2) Shares of our common stock issuable upon the exercise of outstanding options and warrants.
(3) Dr. Gonella owns a controlling interest in Permatec Holding AG and, therefore, exercises voting and investment control for the entity.
(4) The director's or officer's address is 707 Eagleview Boulevard, Suite 414, Exton, PA 19341.
(5) The address of Permatec Holding AG is Hauptstrasse 16, 4132 Muttenz, Switzerland.

                                  OTHER MATTERS

Solicitation

         We will bear the cost of preparing, assembling and mailing the proxy card and proxy statement to our shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by us for their expenses in doing so. Proxies are being solicited primarily by mail, but our officers and directors may solicit proxies personally by telephone or special letter, but such persons will not receive compensation from us for doing so.

Shareholder Proposals

         The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action, and are not properly omitted by company action in accordance with proxy rules. Shareholder proposals for our 2004 annual meeting must be prepared in accordance with the proxy rules and received by us on or before December 16, 2003, in order to be eligible for inclusion in our proxy materials.

Other Matters

         Our Board of Directors does not intend to present at the special meeting any matter not referred to above and does not presently know of any matters that may be presented to the special meeting by others. However, if other matters come before the special meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment. Our accountants will not be present at the special meeting and, therefore, will not be available to answer questions.

Incorporation by Reference

         This proxy statement incorporates by reference our Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 21, 2003 and enclosed herewith, which includes an audited consolidated balance sheet as of that date and related consolidated statements of operations, shareholders' equity (deficit) and comprehensive loss and consolidated statements of cash flows, as well as other financial information relating to our operations.

                              ANTARES PHARMA, INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 5, 2003

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, having duly received the Notice of Special Meeting of Shareholders and Proxy Statement, each dated April 7, 2003, hereby appoints Dr. Roger G. Harrison and Lawrence M. Christian as proxy (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all shares of common stock of Antares Pharma, Inc. held of record by the undersigned on the record date at the Special Meeting of Shareholders to be held on May 5, 2003 at 707 Eagleview Boulevard, Suite 414, Exton, Pennsylvania 19341 at 10:00 a.m. local time and any adjournment or postponement thereof.

          PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY BY MAY 2, 2003 USING THE ENCLOSED ENVELOPE OR VIA FACSIMILE AT (610) 458-0756

        The Board of Directors Recommend a Vote "For" Proposals 1 and 2.

1. To consider and vote upon a proposal to
   issue shares of common stock upon conversion
   of 8% Senior Secured Convertible Debentures
   and Amended and Restated 8% Senior Secured
   Convertible Debenture and upon exercise of
   warrants issued with such debentures
   pursuant to NASD Rule 4350                   [_] For [_] Against [_] Abstain

2. To consider and vote upon a proposal to
   amend the Company's Third Amended and
   Restated Articles of Incorporation to
   increase the number of authorized shares of
   the Company's common stock from 30,000,000
   to 100,000,000                               [_] For [_] Against [_] Abstain

3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" PROPOSALS 1 AND 2. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE NEETING.

                                    Dated:                             , 2003
                                         ------------------------------

                                    --------------------------------------
                                    Signature(s) in Box

                                    Please sign exactly as your name appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.


                                       2